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                                Exhibit 10.2(b)

                         Memorandum of Agreement (MOA)

                                    Between

                               United Defense LP

                                    and the

                          Marine Corps Logistics Base

                                      for

                         Installation Support Services







/s/ Gary C. McDonald                         /s/ L. P. Cole
------------------------------               ------------------------------
                                             L. P. COLE
for United Defense LP                        Commanding Officer
                                             Marine Corps Logistics Base
                                             Albany, Georgia
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I. PURPOSE: This MOA establishes responsibilities of United Defense LP (UDLP)
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in reimbursing the Marine Corps Logistics Base, Albany, Georgia (Host) for
certain installation support services.

II. BACKGROUND: On 12 April 1999, the parties entered into Facilities Use
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Agreement in conjunction with Contract Number M67004-99-C-0022. Under that agreement, the Government will provide warehouse space onboard the installation for use by UDLP in order to carry out the contract for Amphibious Assault Vehicle (AAV) Reliability, Maintainability, Sustainability/Rebuild. This property is identified as Building 1121, Bay 4 and includes 42,600 square feet of warehouse space.

III. CONDITIONS: The following support and services will be provided to UDLP
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on a reimbursable basis or as indicated.

1. Communications. The Host shall allow connection to the main telephone line, which services the installation at no expense to UDLP. UDLP will be financially responsible for all costs associated with telephone line installations, connections and/or modifications to existing lines, hardware (telephones, switchboard, modems, etc.), repair, maintenance, monthly service fees and related charges to the commercial provider.

2. Custodial Services. The Host shall contract for janitorial services to be performed in space occupied by UDLP such as administrative areas and restrooms. UDLP will specify services to be performed in connection with the annual custodial contract and will reimburse the installation for the annual contract costs and any additional services requested from time to time.

3. Emergency Ambulance Services. The Host shall provide emergency medical services on an as requested basis. UDLP will reimburse the Host for direct labor and material costs.

4. Pest Control Services. The Host shall provide insect and rodent control including but not limited to routine treatment of space assigned to UDLP. UDLP will reimburse the Host for direct labor and materials costs.

5. Facilities Maintenance. The Host shall provide routine maintenance, alterations and repair as well as all emergency repair services. UDLP will reimburse the Host for direct labor and materials costs.

6. Hazardous Waste Disposal. The Host shall provide disposal of hazardous waste. UDLP will reimburse the Host for labor and materials costs and any other direct costs associated with disposal of hazardous waste.

7. Refuse Collection and Disposal. The Host shall provide services for collection and transportation of refuse to authorized landfill sites. Pick-up services are provided on a weekly basis. Bulk (trailer) refuse will be authorized by telephone and dumped at currently established rates. UDLP will place trash and garbage in designated receptacles
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and maintain the general appearance of area near receptacle. All refuse collection and disposal services will be reimbursed by UDLP.

8. Utilities. The Host shall provide on a reimbursable basis the following utilities for the UDLP occupied facilities: water, electricity, natural gas, and sewage.

IV. RATES: Reimbursements are based on private party rates established
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annually. The following table provides current rates. UDLP will be given timely notice of any changes.

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              Description                                Unit           Cost per Unit
              -----------                                ----           -------------
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
Water                                                    KGN               $  .80
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Electricity                                              KWH               $72.40
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Natural Gas                                              ACF               $ 7.25
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Sewage                                                   KGAL              $ 1.65
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Entomology Services                                   Labor/Hour           $25.50
                                                      Materials          Actual Cost
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Refuse Collection                                      Dumpster            $15.00
                                                    Cost per dump
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Building and other Maintenance                        Labor/Hour           $25.50
                                                      Materials          Actual Cost
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Emergency Ambulance Service                          As requested        Actual Cost
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Hazardous Waste Disposal                             As required         Actual Cost
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Custodial Services                                     Contract         $599.52/Month
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

V. ANNUAL ESTIMATE: Utilities usage (water, electricity, natural gas, and
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sewage) have been tracked during the three-month period 12 April 999 to 12 July
1999. Reimbursable utility charges total $2,922.83. If utilities usage remains constant at the rate of $2,922.83 per quarter, reimbursable utility charges would total $11,691.32 per year. UDLP agrees to promptly pay for utilities and all other services listed in this agreement for which it is billed.

VI. PAYMENT METHOD: Statements will be mailed to UDLP on a monthly basis
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detailing expenses incurred during the preceding month. The Defense Finance and
Accounting Services (DFAS) handles all payment matters for the Host. Please follow instructions sent with these monthly statements.
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VII. CERTIFICATION/COORDINATION: The parties of this MOA may propose amendments
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to this agreement. When agreed upon, an amendment will be prepared by the originator and approved by the original signatories or their designees. Termination of this MOA can only be accomplished with the consent of all parties of the agreement. The period of performance for this agreement is 12 April 1999 to 31 December 2002. Continued services after 31 December 2002 will be identified, negotiated and contained in a new or modified MOA effective with signatures from both parties.